UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, Century Aluminum Company (the “Company”) entered into indemnification agreements with each of directors Jarl Berntzen, Robert Fishman, John Fontaine, Peter Jones, Catherine Manning, John O’Brien, Willy Strothotte and Jack Thompson, officers Logan Kruger, Michael Bless, Wayne Hale, William Leatherberry and Steve Schneider, and certain other officers of the Company, in each case based on a form of indemnification agreement approved by the Company’s Board of Directors. These indemnification agreements provide for indemnification against certain losses and expenses incurred by these individuals in proceedings resulting from the fact that the individual is or was a director or an officer of the Company. The agreements also provide for the advancement of certain expenses to the individuals in connection with any such proceedings. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the Form of Indemnification Agreement attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 21, 2010	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Form of Indemnification Agreement.